EXHIBIT B

                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                        At September 30, 1998
                                                        ---------------------

CURRENT ASSETS
  Cash                                                         $239,085

 PROPERTY & EQUIPMENT                                            28,812
   Less: Reserve for DD&A                                       (28,812)
                                                               --------
 Net Property, Plant & Equipment                                      -
                                                               --------
  TOTAL ASSETS                                                 $239,085
                                                               ========


EQUITY
  Contributed Capital - Hub Services, Inc.                      121,928
  Contributed Capital - Leidy Hub, Inc.                         117,157
                                                               --------

  TOTAL EQUITY                                                 $239,085
                                                               ========